ALLEN ORGAN COMPANY



     Exhibit 21 - Subsidiaries of the Registrant



     Subsidiaries Name           Trade Name (if different)    State of
                                                              Incorporation


   Allen Audio, Inc.					      Pennsylvania

   Allen Diversified, Inc                                     Delaware

   Allen Organ International, Inc.                            Virgin Islands US

   VIR, Inc.                      VIR Linear Switch           Pennsylvania

   Eastern Research, Inc.                                     New Jersey

   Linear Switch Corporation                                  New Jersey

   Legacy Audio, Inc.                                         Illinois